Analyst Contacts:    Thad Vayda    News Release
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Diane Vento
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Media Contact:    Chris Kettmann    FOR RELEASE: July 13, 2014
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TRANSOCEAN LTD. ANNOUNCES EXTRAORDINARY GENERAL MEETING

ZUG, SWITZERLAND—July 13, 2014—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced that the company will convene an Extraordinary General Meeting of Shareholders (“EGM”). The EGM, which will be open to shareholders of record as of September 3, 2014, will be held at 5 p.m., CEST, on September 22, 2014, in Zug, Switzerland. Additional details on the EGM will be provided to shareholders in a proxy statement.

Transocean Ltd.’s Board of Directors (the “Board”) is recommending that shareholders approve the following proposals at the EGM:

•
The election of Merrill A. “Pete” Miller, Jr. as a member of the Board for a term extending until completion of the 2015 Annual General Meeting (“AGM”). Assuming he is elected by shareholders at the EGM, the Board intends to designate Mr. Miller as Vice Chairman. Ian C. Strachan, the current Chairman of the Board, will reach 72 years of age before the 2015 AGM. In accordance with the company’s Corporate Governance Guidelines, it is anticipated that Mr. Strachan will retire from the Board at the end of his term at the 2015 AGM. The Board currently expects to recommend that shareholders elect Mr. Miller as Chairman at the 2015 AGM.

Mr. Miller is the Executive Chairman of NOW Inc. (NYSE: DNOW), a spinoff of the distribution business of National Oilwell Varco, Inc. (NYSE: NOV), a supplier of oilfield services and equipment to the oil and gas industry. Prior to assuming this role, Mr. Miller served as President and Chief Executive Officer of National Oilwell Varco and as Chairman of the Board. Mr. Miller is also a Director of Chesapeake Energy Corporation (NYSE: CHK) and served as President of Anadarko Drilling Company. Prior to Anadarko, Mr. Miller held various senior management positions at Helmerich & Payne, Inc. (NYSE: HP), including Vice President, U.S. Operations. Mr. Miller graduated from the United States Military Academy and received his MBA from the Harvard Business School. The Board believes Mr.

Miller’s extensive industry and senior management experience will be of significant value to the company.

•	The reduction in the maximum size of the Board to 11 members from 14.

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made include, but are not limited to shareholder approval, future board of directors actions and depend on other factors, including those discussed in the company's most recent Form 10-K for the year ended December 31, 2013 and in the company's other filings with the SEC, which are available, without charge, on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the other consequences of such a development worsen, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

This press release or referenced documents does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 77 mobile offshore drilling units consisting of 46 high-specification floaters (ultra-deepwater, deepwater and harsh-environment drilling rigs), 21 midwater floaters and 10 high-specification jackups. In addition, the company has nine ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit the company’s website at www.deepwater.com.